Exhibit 99.1

SWS Group, Inc. Announces $100 Million Capital Raise

Hilltop Holdings and Oak Hill Capital Partners

Each to Invest $50 Million

Investment to Address Asset Quality Issues at Bank and

Provide Growth Opportunities for Broker-Dealer

DALLAS - March 21, 2011 - SWS Group, Inc. (NYSE: SWS) today announced that it has entered into a definitive Funding Agreement with Hilltop Holdings Inc. (NYSE: HTH) and Oak Hill Capital Partners. Pursuant to the Agreement, Hilltop and Oak Hill Capital each agreed to invest in the Company through a $50 million loan, and SWS Group agreed to issue each of Hilltop and Oak Hill Capital a warrant to purchase common shares of SWS Group.

Upon satisfaction of the conditions of the Funding Agreement, Hilltop and Oak Hill Capital will extend a senior unsecured loan to SWS Group in aggregate principal amount of $100 million pursuant to a Credit Agreement. The loans will bear interest of 8.0% per annum, have a maturity of five years and will be prepayable by SWS Group under certain conditions after three years. Simultaneously with the making of the loan, SWS Group will issue a warrant to each of Hilltop and Oak Hill Capital to purchase 8,695,652 shares of common stock of SWS Group at an exercise price of $5.75, subject to anti-dilution adjustments. Upon exercise, Hilltop Holdings and Oak Hill Capital will each own approximately 17% of the Company. SWS Group will also appoint one representative from Hilltop and one from Oak Hill Capital to its Board of Directors at the time that the loan is extended. Gerald J. Ford is the Hilltop representative expected to join the Board, and J. Taylor Crandall is the Oak Hill Capital representative expected to join the Board.

Deterioration in the commercial real estate loan portfolio at SWS Group’s bank, Southwest Securities, FSB, has led to increased credit costs and classified asset levels. The bank entered into an Order to Cease and Desist (C&D) with the Office of Thrift Supervision on February 4, 2011. As previously reported, the Company has been actively exploring various capital raising alternatives for several months. SWS Group believes that the $100 million capital raise will address the asset quality issues at the bank while adhering to the increased capital requirements imposed by the C&D. SWS Group also believes that the financial services expertise of Hilltop and Oak Hill Capital will allow the Company to focus on the opportunities to enhance all areas of its business.

“This transaction will provide the Company with the capital necessary to address the challenges at the bank and help ensure its long-term strength,” said James H. Ross, Chief Executive Officer of SWS Group. “In addition, we believe this strategic partnership will enable us to grow other parts of our business and is an excellent opportunity for all shareholders to participate in the Company’s upside potential.

“Both Hilltop and Oak Hill Capital are ideal partners that bring extensive experience and a track record of success as a strategic investor in the financial services sector.” Ross added, “I would also like to thank our many shareholders, customers and employees for their support. We look forward to continuing to meet our customers’ needs for many years to come.”

“We are excited about this partnership and, based upon our comprehensive diligence, believe that SWS Group will be well positioned for future growth and success once the bank issues are addressed,” said Gerald J. Ford, Chairman of Hilltop Holdings.

“We are pleased to be part of SWS Group’s capital raise,” said J. Taylor Crandall, Managing Partner of Oak Hill Capital. “After months spent reviewing all aspects of the Company’s business, we believe the new capital will assist substantially in strengthening the bank and we are confident in the Company’s long-term growth potential.”

The extension of the loan and issuance of the warrants are conditioned on, among other things, receipt of requisite regulatory approvals, approval by the stockholders of SWS Group of the issuance of the warrants, maintenance by SWS Group of specified levels of deposits and other customary conditions. Closing of these transactions is expected in the third calendar quarter of 2011.

Stephens Inc. acted as financial advisor to each of Hilltop and Oak Hill Capital, and Sandler O’Neill + Partners acted as financial advisor to SWS Group. Andrews Kurth LLP and Richards, Layton & Finger, P.A. served as legal advisors to SWS Group. Wachtell, Lipton, Rosen & Katz served as legal advisor to Hilltop. Simpson Thacher & Bartlett LLP served as legal advisor to Oak Hill Capital.

About SWS Group

SWS Group, Inc. is a Dallas-based company offering a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., a national clearing firm, registered investment adviser and registered broker-dealer, SWS Financial Services, Inc., a registered investment adviser and a registered broker-dealer serving independent securities brokers and their clients, and Southwest Securities, FSB, one of the largest banks headquartered in the Dallas-Fort Worth metropolitan area.

About Hilltop Holdings Inc.

Hilltop Holdings Inc. is a public holding company that has substantial cash to pursue transactions. Its Chairman, Gerald J. Ford, is one of the nation’s most accomplished financial services executives. Hilltop also owns NLASCO, a company that specializes in providing fire and homeowners insurance to low value dwellings and manufactured homes primarily in Texas and other areas of the south, southeastern and southwestern United States. NLASCO operates through its wholly-owned subsidiaries, National Lloyds Insurance Company and American Summit Insurance Company.

About Oak Hill Capital Partners

Oak Hill Capital Partners is a private equity firm with more than $8.2 billion of committed capital from leading entrepreneurs, endowments, foundations, corporations, pension funds and global financial institutions. Robert M. Bass is the lead investor. Over a period of more than 24 years, the professionals at Oak Hill Capital Partners and its predecessors have invested in more than 60 significant private equity transactions. Oak Hill Capital Partners is one of several Oak Hill partnerships, each of which has a dedicated and independent management team. These Oak Hill partnerships comprise over $30 billion of investment capital across multiple asset classes. For more information about Oak Hill Capital Partners, please visit www.oakhillcapital.com.

Forward Looking Statements

Certain information contained in the press release may include “forward-looking statements.” These forward-looking statements relate to the Company’s plans for raising capital, including the closing of the transaction described in the press release. Such statements also relate to the potential success of the Company’s future plans to strengthen its balance sheet. There can be no assurance that the Company will be able to achieve its goals, close on the transaction with investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in or implied by the forward-looking statements include, but are not limited to, (1) our ability to complete the transaction announced today, (2) our ability to attract new deposits and loans; (3) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our Order to Cease and Desist entered into with the Office of Thrift Supervision; and (7) changes in accounting standards and interpretations. For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Forward- Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended June 25, 2010 and other filings with the Securities and Exchange Commission (the “SEC”).

Additional Information

SWS Group will be filing a proxy statement with the SEC with respect to the issuance of the warrant in the proposed transaction. Shareholders of SWS Group are urged to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. The final proxy statement will be mailed to stockholders of SWS Group. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov, or by contacting SWS Group at (214) 859-1800.

Participants

SWS Group and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning SWS Group’s executive officers and directors is set forth in its definitive proxy statement filed with the SEC on October 8, 2010. Additional information regarding the interests of participants of SWS Group in the solicitation of proxies in respect of the transaction will be included in the above-referenced proxy statement when it becomes available. You can obtain free copies of these documents from SWS Group using the contact information above.

Contacts

SWS Group, Inc.

Ben Brooks, Corporate Communications

(214) 859-6351, bdbrooks@swst.com

Steve Frankel / Scott Bisang

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Hilltop Holdings Inc.

Jeremy Ford / Corey Prestidge

(214) 855-2177

Oak Hill Capital Partners

Lin-Hua Wu

Kekst and Company

(415) 684-9418, lin-wu@kekst.com